Exhibit 99.1

KEY3MEDIA NOTIFIED BY NYSE THAT ITS STOCK COULD BE DELISTED

        LOS ANGELES – July 12, 2002 – Key3Media Group, Inc. (NYSE: KME) announced today that it has been notified by the New York Stock Exchange (NYSE) that its common stock could be subject to trading suspension and delisting within the next six months. Key3Media received this notification because the average share price of its common stock for the 30-day period prior to the notification was below $1.00. The NYSE’s criteria for continued listing require that a Company’s common stock trade at a minimum average share price of $1.00 over a 30-day period.

        Under NYSE guidelines, Key3Media must return to compliance with the NYSE’s criteria for continued listing during the six-month period following receipt of the NYSE’s notification. In the event that the Company fails to return to compliance during this time period, the NYSE will commence suspension and delisting procedures for the Company’s common stock. The NYSE also notified the Company that sustained trading at current levels with no noticeable price improvement may require the NYSE to make more immediate qualitative listing assessments.

        Key3Media Group, Inc., is the world’s leading producer of information technology tradeshows and conferences, serving more than 5,300 exhibiting companies and 1.3 million attendees through 60 events in 17 countries. Key3Media’s products range from the IT industry’s largest exhibitions such as COMDEX and NetWorld+Interop to highly focused events featuring renowned educational programs, custom seminars and specialized vendor marketing programs. For more information about Key3Media, visit www.key3media.com.

        Certain matters discussed in this release are “forward-looking statements,” including statements about Key3Media’s future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these statements by looking for words like “will”, “may”, “believes”, “expects”, “anticipates”, “plans” and “estimates” and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Key3Media’s actual results to differ materially from those expressed or implied in this release. These include, but are not limited to, economic conditions generally and in the information technology industry in particular; the timing of Key3Media’s events and their popularity with exhibitors, sponsors and attendees; technological changes and developments; intellectual property rights; competition; capital expenditures; and factors impacting Key3Media’s international operations. In addition, the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular and the IT industry has experienced a significant downturn since the middle of 2001. These developments have and will continue to adversely affect participation and attendance at Key3Media’s events, although the Company is not able to quantify or reliably estimate the future impact that these matters may have on its businesses, results of operations or financial condition. The sections entitled “Item 1. Business - Certain Factors That May Affect our Businesses” and “Item 7. Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2001 filed by Key3Media with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Key3Media’s forward-looking statements and/or adversely affect its business, results of operations and financial position. These statements and discussions, as well as any and all of Key3Media’s other SEC filings, are incorporated herein by reference. Key3Media does not plan to update any forward-looking statements.